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                                                                    EXHIBIT 23.2


                          CONSENT OF ERNST & YOUNG LLP

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the registration of 2,000,000 shares of common stock for the Sturm, Ruger & Company, Inc. 1998 Stock Incentive Plan of our reports dated February 12, 1999, with respect to the consolidated financial statements of Sturm, Ruger & Company, Inc. incorporated by reference in its Annual Report (Form 10-K) for the year ended December 31, 1998 and the related financial statement schedule included therein, filed with the Securities and Exchange Commission.


                           ERNST & YOUNG LLP

                           By: /s/ Ernst & Young LLP


Stamford, Connecticut
August 4, 1999